Exhibit 99.1

Ocean Power Technologies to Present at The MicroCap Conference

MONROE TOWNSHIP, N.J., April 5, 2018 (GLOBE NEWSWIRE) – Ocean Power Technologies (NASDAQ: OPTT), a leader in innovative and cost-effective ocean energy solutions, announced today that it will participate in The MicroCap Conference at The Essex House in New York City on April 9th and 10th, 2018.

George Kirby, President and Chief Executive Officer, is scheduled to present on Tuesday, April 10th at 10:30am Eastern Time.

The presentation will be webcast live, and archived for one year thereafter, on the Investor Relations page of the Company’s website at www.oceanpowertechnologies.com under Webcasts & Presentations. Accessible on the same webpage will be the presentation slides that will be used at the conference.

About Ocean Power Technologies

Headquartered in New Jersey, Ocean Power Technologies aspires to transform the world through durable, innovative and cost-effective ocean energy solutions. Our PB3 PowerBuoy™ uses ocean waves to provide clean, reliable and persistent electric power and real-time communications for remote offshore applications in markets such as oil and gas, defense, security, science and research, and offshore connectivity. To learn more, visit www.oceanpowertechnologies.com.

Forward-Looking Statements

This release may contain “forward-looking statements” that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

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Investor Relations Contact:

Steve Calk or Jackie Marcus

Alpha IR Group

Phone 312 445-2870

Email: OPTT@alpha-ir.com

Media Contact:

Marilyn Vollrath

Reputation Partners, LLC

Phone: 414 376-8834

Email: Marilyn@reputationpartners.com